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                                                                     EXHIBIT 5.1


                                BAKER BOTTS L.L.P.
                                 One Shell Plaza
                                  910 Louisiana
                            Houston, Texas 77002-4995
                                  713.229.1234
                                FAX 713.229.1522


September 17, 2001

001349.0232

Conoco Inc.
600 North Dairy Ashford
Houston, Texas 77079

Conoco Funding Company
c/o Conoco Inc.
600 North Dairy Ashford
Houston, Texas 77079

Gentlemen:

                  As set forth in the Registration Statement on Form S-3 (Registration Nos. 333-69198 and 333-69198-01), as amended (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") by Conoco Inc., a Delaware corporation ("Conoco"), and Conoco Funding Company, a Nova Scotia unlimited liability company ("Conoco Funding"), under the Securities Act of 1933, as amended (the "Act"), relating to unsecured debt securities of Conoco (the "Conoco Securities") and unsecured debt securities of Conoco Funding (the "Conoco Funding Securities") fully and unconditionally guaranteed by Conoco (the "Conoco Guarantees" and, together with the Conoco Securities and the Conoco Funding Securities, the "Securities") to be issued and sold by Conoco and Conoco Funding from time to time pursuant to Rule 415 under the Act for an aggregate initial offering price not to exceed $6,000,000,000, certain legal matters in connection with the Securities are being passed upon for you by us.

                  In our capacity as your counsel in the connection referred to above, we have examined (i) the Second Amended and Restated Certificate of Incorporation of Conoco and the By-Laws of Conoco, each as amended to date (together, the "Charter Documents"), (ii) the Indenture, dated as of April 15, 1999 (the "Conoco Indenture"), between Conoco and Bank One N.A., as trustee, pursuant to which Conoco Securities may be issued, (iii) the form of the Indenture filed as Exhibit 4.2 to the Registration Statement to be executed by Conoco Funding, as issuer, Conoco, as guarantor, and the trustee thereunder (the "Conoco Funding Indenture"), pursuant to which the Conoco Funding Securities may be issued, and (iv) the originals, or copies certified or otherwise identified, of corporate records of Conoco, certificates of public officials

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Conoco Inc.                           2                       September 17, 2001


and of representatives of Conoco, statutes and other instruments and documents as a basis for the opinions hereafter expressed.

                  In connection with this opinion, we have assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective; (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (iv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by Conoco and/or Conoco Funding and the other parties thereto; and (v) any securities issuable upon conversion, redemption, exchange or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, redemption, exchange or exercise.

                  Based upon and subject to the foregoing, we are of the opinion that:

                  1. When (i) the Board of Directors of Conoco or, to the extent permitted by the General Corporation Law of the State of Delaware and Conoco's Charter Documents, a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the "Conoco Board") has taken all necessary corporate action to approve and establish the terms of the Conoco Securities, to approve the issuance thereof and the terms of the offering thereof and related matters; and (ii) such Conoco Securities have been duly executed, authenticated, issued and delivered in accordance with both the provisions of the Conoco Indenture and either (a) the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Conoco Board upon payment of the consideration therefor provided for therein or (b) upon conversion, redemption, exchange or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, redemption, exchange or exercise as approved by the Conoco Board, for the consideration approved by the Conoco Board, such Conoco Securities will constitute legal, valid and binding obligations of Conoco, enforceable against Conoco, except as the enforceability thereof is subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  2. When (i) the Conoco Funding Indenture has been duly authorized by Conoco Funding and duly executed and delivered by Conoco Funding, Conoco and the trustee; (ii) the Conoco Funding Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended;
         (iii) the Conoco Board and Conoco Funding have taken all necessary corporate action to approve and establish the terms of the Conoco Funding Securities and the related Conoco Guarantees, to approve the issuance thereof and the terms of the offering thereof and related matters; and (iv) such Conoco Funding Securities have been duly executed, authenticated, issued and delivered in accordance with both the provisions of the Conoco Funding Indenture and either (a) the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Conoco Board

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Conoco Inc.                           3                       September 17, 2001

         and Conoco Funding upon payment of the consideration therefor provided for therein or (b) upon conversion, redemption, exchange or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, redemption, exchange or exercise as approved by the Conoco Board and Conoco Funding, for the consideration approved by the Conoco Board and Conoco Funding, such Conoco Funding Securities will constitute legal, valid and binding obligations of Conoco Funding, enforceable against Conoco Funding, and the related Conoco Guarantees will constitute legal, valid and binding obligations of Conoco, enforceable against Conoco, except in each case as the enforceability thereof is subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  The opinions set forth above are limited in all respects to matters of the contract law of the State of New York, the General Corporation Law of the State of Delaware and applicable federal law. We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                         Very truly yours,

                                         BAKER BOTTS L.L.P.

JDK/TRF